Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Freshpet, Inc. and subsidiaries

We consent to the use of our report incorporated by reference herein and the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Short Hills, NJ

September 6, 2018